CONTACTS:                  Steven T. Darak
                           Senior Vice President and Chief Financial Officer
                           (602) 852-6600

                           Investor Relations
                           Ugly Duckling Corporation
                           Investor-relations@uglyduckling.com



FOR IMMEDIATE RELEASE

November 8, 1999

           UGLY DUCKLING COMPLETES ACQUISITION OF VIRGINIA DEALERSHIPS

  Company Enters New Market with Five Dealerships and Finance Company Portfolio

PHOENIX - November 8, 1999 - Ugly Duckling Corporation (Nasdaq NM: UGLY), the largest and fastest growing used car sales company focused exclusively on the sub-prime market, today announced that it has completed its acquisition of certain assets of Virginia Auto Mart, a Virginia-based sub-prime automobile sales and finance company. The assets acquired include five used car dealerships in the greater Richmond metropolitan area, including vehicle inventory and a loan portfolio of approximately $8.0 million. Additional terms of the transaction were not disclosed.

"This acquisition brings our total number of used car dealerships to 72, and more importantly, opens a new geographic market for us," said Gregory Sullivan, President and Chief Executive Officer of Ugly Duckling Corporation. "Our strategy continues to focus on adding new dealerships at an accelerated pace, either to fill in existing markets or enter new markets with multiple locations. We expect to add a minimum of 20 dealerships by the end of 2000, through a combination of acquisitions and de novo projects. Including today's acquisition, Ugly Duckling has added 30 new dealerships over the past two years."

Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest and fastest growing operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 72 Ugly Duckling dealerships. Cygnet Dealer Finance provides operating lines of credit and other financing arrangements for non-affiliated used car dealers. The Company also services sub-prime auto loans for third parties.

(This press release includes statements that constitute forward looking statements within the meaning of the safe harbor provisions of the Private and Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the words "believes," "estimates," "projects," "expects" or similar expressions. Forward-looking statements in this release relate, among other matters, to growth in the Company's dealerships through acquisitions and de novo dealership openings. Factors that could cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of the Company's car sales strategies or marketing campaigns; any inability of the Company to finance its operations in light of a tight credit market for the sub-prime industry and any deterioration in the used car finance industry or increased competition in the used car sales and finance industry. Other factors are detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release. References to Ugly Duckling Corporation as the largest and fastest growing operator of used car dealerships focused exclusively on the sub-prime market is management's belief based upon its knowledge of the industry and not on any current independent third party study.)

      For additional information on Ugly Duckling Corporation, please dial 1-800-PRO-INFO (776-4636) and enter ticker symbol UGLY or visit the Company's web-site at WWW.UGLYDUCKLING.COM.